Exhibit 23.1

CONSENT OF INDEPENDENT AUDITORS

We have issued our audit report dated May 9, 2017 with respect to the financial statements of Elite Sinus Spine and Ortho LLC as of December 31, 2016 and for the year then ended, and we consent to its inclusion in this current report of Nobilis Health Corp. on Form 8-K.

We have issued our audit report dated July 12, 2016 with respect to the financial statements of Elite Sinus Spine and Ortho LLC as of December 31, 2015 and for the year then ended, and we consent to its inclusion in this current report of Nobilis Health Corp. on Form 8-K.

We have issued our audit report dated May 9, 2017 with respect to the financial statements of Elite Hospital Management LLC as of December 31, 2016 and for the year then ended, and we consent to its inclusion in this current report of Nobilis Health Corp. on Form 8-K.

We have issued our audit report dated July 12, 2016 with respect to the financial statements of Elite Hospital Management LLC as of December 31, 2015 and for the year then ended, and we consent to its inclusion in this current report of Nobilis Health Corp. on Form 8-K.

We have issued our audit report dated May 9, 2017 with respect to the financial statements of Houston Metro Ortho and Spine Surgery Center LLC as of December 31, 2016 and for the year then ended, and we consent to its inclusion in this current report of Nobilis Health Corp. on Form 8-K.

We have issued our audit report dated July 12, 2016 with respect to the financial statements of Houston Metro Ortho and Spine Surgery Center LLC as of December 31, 2015 and for the year then ended, and we consent to its inclusion in this current report of Nobilis Health Corp. on Form 8-K.

We have issued our audit report dated May 9, 2017 with respect to the financial statements of Elite Center for Minimally Invasive Surgery LLC as of December 31, 2016 and for the year then ended, and we consent to its inclusion in this current report of Nobilis Health Corp. on Form 8-K.

We have issued our audit report dated July 12, 2016 with respect to the financial statements of Elite Center for Minimally Invasive Surgery LLC as of December 31, 2015 and for the year then ended, and we consent to its inclusion in this current report of Nobilis Health Corp. on Form 8-K.

/s/ Desroches Partners, LLP

Desroches Partners, LLP
Houston, Texas

January 24, 2018